Exhibit 99.2

Contact:	Media: Mark Truby 1.313.323.0539 mtruby@ford.com	Equity Investment Community: Larry Heck 1.313.594.0613 fordir@ford.com	Fixed Income Investment Community: Dave Dickenson 1.313.621.0881 fixedinc@ford.com	Shareholder Inquiries: 1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

FORD MOTOR CREDIT COMPANY ANNOUNCES RESULTS OF ITS TENDER OFFER

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Ford Motor Credit Company’s tender offer for Ford Motor Company’s unsecured, non-convertible debt securities resulted in approximately $3.4 billion principal amount of debt securities tendered and accepted for purchase.  Ford Credit will use $1.1 billion in cash to purchase the debt securities

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Concurrently, Ford Motor Company separately announced today the results of its previously announced conversion offer for its 4.25% Senior Convertible Notes due December 15, 2036.  As of the expiration date, approximately $4.3 billion convertible notes were validly tendered and accepted for purchase

•	As previously announced, Ford Credit used $1 billion to purchase $2.2 billion principal amount of Ford’s term loan debt at a price of 47 percent of par

DEARBORN, Mich., April 6, 2009 – Ford Motor Credit Company announced today the results of its $1.3 billion cash tender offer (the “Notes Tender Offer”) for Ford Motor Company’s (NYSE: F) unsecured, non-convertible debt securities (the “Notes”), of which approximately $8.9 billion aggregate principal amount was outstanding as of February 28, 2009, as set forth in detail in the table below.

The Notes Tender Offer expired at 9:00 a.m., New York City time, on April 3, 2009 (the “Expiration Date”).  As of the Expiration Date, approximately $3.4 billion principal amount of Notes were validly tendered and accepted for purchase, according to information provided by Global Bondholder Services Corporation, the Depositary and Information Agent with respect to the Notes Tender Offer.  This will result in an aggregate purchase price for the Notes of approximately $1.1 billion, to be paid by Ford Credit on the expected settlement date of April 8, 2009.  Upon settlement of the Notes Tender Offer, such Notes will be transferred from Ford

Credit to Ford in satisfaction of certain of Ford Credit's tax liabilities to Ford.   After settlement of the Notes Tender Offer, approximately $5.5 billion aggregate principal amount of Notes will remain outstanding.

The table below sets forth in detail the amount of Notes of each series validly tendered and accepted for purchase as of April 3, 2009.

Holders of Notes that validly tendered their Notes by 5:00 p.m., New York City time, on March 19, 2009 (the “Early Tender Date”) and whose Notes were accepted for purchase will receive the previously announced Total Consideration.  Holders of Notes that validly tendered their Notes after 5:00 p.m., New York City time, on the Early Tender Date and prior to 9:00 a.m., New York City time, on the Expiration Date and whose Notes were accepted for purchase will receive the previously announced Tender Offer Consideration only.  Delivery of the Total Consideration or Tender Offer Consideration, as applicable, plus the applicable accrued and unpaid interest, is expected to be made by Ford Credit on April 8, 2009.

In addition, concurrent with this announcement, Ford separately announced today by press release the results of its conversion offer in which it offered to pay a premium in cash to induce the holders of its outstanding 4.25% Senior Convertible Notes due December 15, 2036 (the “Convertible Notes”) to convert any and all Convertible Notes into shares of Ford’s common stock (the “Conversion Offer”).  As of the April 3, 2009 expiration date of the Conversion Offer, approximately $4.3 billion Convertible Notes were validly tendered and accepted for purchase, according to information provided by Computershare, Inc., the Exchange Agent with respect to the Conversion Offer.  This will result in the issuance of an aggregate of approximately 468 million shares of Ford's Common Stock and payment of an aggregate of $344 million in cash ($80 in cash per $1,000 principal amount of Convertible Notes converted) plus the applicable accrued and unpaid interest on such Convertible Notes.  Delivery of the Conversion Offer consideration is expected to be made by Computershare, Inc. on April 8, 2009.  Upon settlement of the Conversion Offer, approximately $579 million aggregate principal amount of Convertible Notes will remain outstanding.

On March 23, 2009, Ford Credit announced that its $500 million cash tender offer (the “Term Loan Offer”) for Ford’s senior secured term loan debt (the “Term Loan Debt”), which expired at

5:00 p.m., New York City time, on March 19, 2009, had been over-subscribed.  Based on the tenders received, Ford Credit increased the amount of cash used from $500 million to $1 billion to purchase $2.2 billion principal amount of Ford's Term Loan Debt at a price of 47 percent of par.  This transaction settled on March 27, 2009, following which Ford Credit distributed the Term Loan Debt to its immediate parent, Ford Holdings LLC, whereupon it was forgiven.  Approximately $4.6 billion aggregate principal amount of Term Loan Debt remains outstanding.

The distribution of the Term Loan Debt is consistent with Ford Credit's previously announced plans to pay distributions to Ford of about $2 billion through 2010.

About Ford Motor Company

Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents.  With about 213,000 employees and about 90 plants worldwide, the company’s brands include Ford, Lincoln, Mercury and Volvo.  The company provides financial services through Ford Motor Credit Company.  For more information regarding Ford’s products, please visit www.ford.com.

About Ford Motor Credit Company

Ford Motor Credit Company LLC is one of the world’s largest automotive finance companies and has supported the sale of Ford Motor Company products since 1959.  It is an indirect, wholly owned subsidiary of Ford.  It provides automotive financing for Ford, Lincoln, Mercury and Volvo dealers and customers.  More information can be found at www.fordcredit.com and at Ford Motor Credit’s investor center, www.fordcredit.com/investorcenter.

Safe Harbor and Other Required Disclosure

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on expectations, forecasts, and assumptions by the managements of Ford and Ford Credit and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation, those set forth in “Item 1A—Risk Factors” and “Item 7 —Management’s Discussion and Analysis of Financial Condition and Results of Operations —Risk Factors” of Ford’s and Ford Credit’s Annual Reports on Form 10-

K for the year ended December 31, 2008.  Readers are encouraged to read Ford’s and Ford Credit’s filings with the Securities and Exchange Commission to learn more about the risk factors associated with Ford’s and Ford Credit’s businesses.

Ford and Ford Credit cannot be certain that any expectations, forecasts, or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized.  It is to be expected that there may be differences between projected and actual results.  Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Goldman, Sachs & Co. and Blackstone Advisory Services L.P. (“Blackstone”) acted as Global Coordinators and Dealer Managers in connection with the Notes Tender Offer, while Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley and Bank of America Securities LLC served as Dealer Managers in connection with the Notes Tender Offer.  Global Bondholder Services Corporation served as Depositary Agent and Information Agent in connection with the Notes Tender Offer.

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TABLE OF FORD NOTES TENDERED

Issuer	Title of Security(1)	CUSIP Numbers	Acceptance Priority Level	Aggregate Principal Amount Outstanding as of February 28, 2009	Aggregate Principal Amount Tendered and Accepted for Purchase as of April 3, 2009	Aggregate Principal Amount to be Outstanding after Settlement on April 8, 2009
Ford Motor Company(2)	9.50% Guaranteed Debentures due June 1, 2010	345220AB3	1	$490,000,000	$155,563,000	$334,437,000
Ford Motor Company	7.45% GLOBLS due July 16, 2031	345370CA6	2	$3,698,500,000	$1,904,969,000	$1,793,531,000
Ford Motor Company	6 1/2% Debentures due August 1, 2018	345370BX7	3	$481,550,000	$120,935,000	$360,615,000
Ford Motor Company	8 7/8% Debentures due January 15, 2022	345370BJ8	3	$177,972,000	$92,094,000	$85,878,000
Ford Motor Company	7 1/8% Debentures due November 15, 2025	345370BN9	3	$295,000,000	$86,354,000	$208,646,000
Ford Motor Company	7 1/2% Debentures due August 1, 2026	345370BP4	3	$250,000,000	$56,627,000	$193,373,000
Ford Motor Company	6 5/8% Debentures due February 15, 2028	345370BT6	3	$124,343,000	$20,713,000	$103,630,000
Ford Motor Company	6 5/8% Debentures due October 1, 2028	345370BY5	3	$741,292,000	$103,489,000	$637,803,000
Ford Motor Company	6 3/8% Debentures due February 1, 2029	345370BZ2	3	$431,667,000	$171,196,000	$260,471,000
Ford Motor Company	8.900% Debentures due January 15, 2032	345370BV1	3	$383,218,000	$231,916,000	$151,302,000
Ford Motor Company	9.95% Debentures due February 15, 2032	345370BH2	3	$11,248,000	$6,967,000	$4,281,000
Ford Motor Company	7.50% Notes due June 10, 2043	345370852	3	$690,000,000	$97,252,650	$592,747,350
Ford Motor Company	7.75% Debentures due June 15, 2043	345370BM1	3	$149,539,000	$76,886,000	$72,653,000
Ford Motor Company	7.40% Debentures due November 1, 2046	345370BR0	3	$438,100,000	$39,780,000	$398,320,000
Ford Motor Company	9.980% Debentures due February 15, 2047	345370BW9	3	$208,106,000	$26,939,000	$181,167,000
Ford Motor Company	7.70% Debentures due May 15, 2097	345370BS8	3	$339,025,000	$196,777,000	$142,248,000

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(1)       The 7.50% Notes due June 10, 2043 are listed on the New York Stock Exchange under the symbol F-A. The 7.45% GLOBLS due July 16, 2031, 6 5/8% Debentures due October 1, 2028 and 6 3/8% Debentures due February 1, 2029 are listed on the Luxembourg Exchange and on the Singapore Exchange. The remaining series of Securities are not listed on any securities exchange.
(2)       The 9.50% Guaranteed Debentures due June 1, 2010 were originally issued by Ford Capital B.V. and unconditionally guaranteed as to payment of principal and interest by Ford Motor Company.  Ford Motor Company subsequently assumed all of Ford Capital B.V.’s rights and obligations with respect to the Debentures on December 31, 2001.